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                                                                   EXHIBIT 10.26


                           SECOND AMENDMENT AGREEMENT
                                       TO
                 PALLADIUM, PLATINUM AND RHODIUM SALES AGREEMENT


         THIS SECOND AMENDMENT AGREEMENT (this "Amendment"), is made and entered into as of November 30, 2001, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 536 East Pike Avenue, Columbus, Montana 59019 ("SMC") and MITSUBISHI INTER-NATIONAL CORPORATION, a New York corporation, whose address is 520 Madison Avenue, New York, New York 10022-4223 ("MIC").

         SMC and MIC are parties to a Palladium and Platinum Sales Agreement dated as of August 27, 1998, as amended by the First Amendment Agreement dated as of April 1, 2001 (the "Agreement"). SMC and MIC desire to make certain changes to the Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1 Definitions; Interpretation.

         (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         (b) Interpretation. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

         SECTION 2 Amendments to the Agreement.

         (a) Amendments. The Agreement shall be amended as follows, effective as of the Effective Date (as defined below):

                  (i) The definition of "Destination" in Section 1 of the Agreement shall be deleted in its entirety, and that term shall no longer be used as a defined term in the Agreement.

                  (ii) The opening paragraph of Section 3 shall be amended in full to read as follows:

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                           "Section 3. Quantity and Delivery. Beginning from
                  April 1, 2001, on the last Business Day of each Pricing Month, SMC will cause its refinery, Johnson Matthey, Inc. ("JM USA") either to ship the relevant Metal to Narita Airport, Japan on behalf of MIC or to release the relevant Metal to the account of MIC at JM USA. MIC shall notify SMC no later than seven (7) Business Days prior to the last Business Day of the applicable Pricing Month whether the Metal is to be shipped to Japan or released to MIC's account at JM USA as provided for hereinabove. The Quantity of Metal to be delivered hereunder shall be determined in accordance with the procedures set forth in the following subsections (a) through (d) of this
                  Section 3:"

                  (iii) Section 7 of the Agreement shall be amended in full to read as follows:

                           "Section 7. Risk of Loss; Title. Title and risk of
                  loss and liability for all Metal delivered hereunder shall pass to MIC as of (a) the date on which such Metal is shipped from JM USA to MIC, or to such other recipient as MIC shall direct SMC in writing, or (b) the date on which such Metal is released by SMC to the account of MIC at JM USA, in each case as determined pursuant to Section 3 above. For the avoidance of doubt, the parties intend that, in either case, such date shall be the last Business Day of the Pricing Month."

         (b) References Within Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.

         SECTION 3 Effective Date. This Amendment shall be effective as of the date first written above (the "Effective Date"), subject to the execution and delivery of this Amendment by duly authorized representatives of each of SMC and MIC.

         SECTION 4 Miscellaneous.

         (a) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

         (b) No Reliance. Each party hereto hereby acknowledges and confirms to the other that such party is executing this Amendment on the basis of its own



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investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

         (c) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by each party hereto and their respective successors and assigns.

         (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK UPON THE SAME TERMS AND CONDITIONS AS THOSE SET FORTH IN SECTION 27 OF THE AGREEMENT.

         (e) Complete Agreement; Amendments. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except, in accordance with the terms of Section 25 of the Agreement.

         (f) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

         (g) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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         IN WITNESS WHEREOF, the patties hereto have duly executed this
Amendment, as of the date first above written.


                                            STILLWATER MINING COMPANY

                                            By
                                                --------------------------------
                                                Name:
                                                Title:

                                            By
                                                --------------------------------
                                                Name:
                                                Title:


                                            MITSUBISHI INTERNATIONAL CORPORATION

                                            By
                                                --------------------------------
                                                Name:
                                                Title:


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